UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011 (May 19, 2011)

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300
Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Flotek Industries, Inc. (the “Company”) approved an amendment to the Second Amended and Restated Service Agreement, dated November 10, 2010, by and among the Company and a company controlled by John W. Chisholm, the Company’s President and Chairman of the Board (the “Chisholm Company”). Pursuant to the amendment, the Company will increase the fee paid to the Chisholm Company for the provision of Mr. Chisholm’s services by $8,167 per month, effective May 31, 2011, and pay the Chisholm Company, on or about May 31, 2011, a one-time payment of $14,428.37, an amount equal to the additional aggregate compensation that would have been paid had the increase in compensation been in effect starting April 8, 2011.

On May 19, 2011, the Committee approved an amendment to the Employment Agreement, dated May 10, 2010 between the Company and Steven A. Reeves, the Company’s Executive Vice President, Business Development and Special Projects. Pursuant to the amendment, the Company will increase Mr. Reeves’ base salary by $20,000 per year, effective May 31, 2011, and will pay Mr. Reeves a one-time payment of $2,922.96 on or about May 31, 2011, an amount equal to the additional aggregate compensation that would have been paid had the increase in compensation been in effect starting April 8, 2011. Also on May 19, 2011, the Board approved changing Mr. Reeves’ title to “Executive Vice President, Chief Operating Officer.” Mr. Reeves had been serving as the Company’s principal operating officer prior to this change in title.

On May 19, 2011, the Committee approved an amendment to the Employment Agreement, dated August 11, 2009, between the Company and Jesse E. Neyman, the Company’s Executive Vice President, Finance and Strategic Planning. Pursuant to the amendment, the Company will increase Mr. Neyman’s base salary by $20,000 per year, effective May 31, 2011, and will pay Mr. Neyman a one-time payment of $2,922.96 on or about May 31, 2011, an amount equal to the additional aggregate compensation that would have been paid had the increase in compensation been in effect starting April 8, 2011. Also on May 19, 2011, the Board approved changing Mr. Neyman’s title to “Executive Vice President, Chief Financial Officer.” Mr. Neyman had been serving as the Company’s principal financial officer prior to this change in title.

On May 19, 2011, the Committee approved an amendment to the Employment Agreement, dated February 28, 2011, between the Company and Johnna D. Kokenge, the Company’s Vice President and Chief Accounting Officer. Pursuant to the amendment, the Company will increase Ms. Kokenge’s base salary by $40,000 per year, effective August 1, 2011.

These pay increases were generally disclosed under the caption “2011 Compensation Decisions” in our definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 25, 2011	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Chief Financial Officer